Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 21, 2001 included herein, and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

Houston, Texas
August 9, 2001